This Agreement is entered into as of the 25th day of April, 2008, by and between uKarma Corp. (“uKarma”), located at 520 Broadway, Suite 350, Santa Monica, CA 90401, and Bill Glaser (“Writer”), located at 520 Broadway, Suite 350. Santa Monica, CA 90401, with reference to the following facts:

A. uKarma is the creator and owner of the “Xflowsion” exercise and lifestyle DVD series featuring Eric Paskel (“Paskel”), and products related to said series. uKarma is in the process of creating a book, in collaboration with Dina Aronson (“Aronson”), related to the series and branded with the “Xflowsion” trademark, relating to diet and nutrition, for marketing to the general public (the “Book”). Notwithstanding this description, it is not intended by the parties that branding with the “Xflowsion” trademark, be a condition or requirement of this Agreement.

B. Writer has substantial expertise in the field of healthy living and nutrition, and uKarma desires to have Writer create content for the Book.

The parties agree as follows:

1. Services:

a. Writer will collaborate with Aronson to write content throughout the book, including the intro and full and partial chapters. Writer will also review, edit, and rewrite Aronson’s (and other Writer’s) “Work” as he deems appropriate.

2. Compensation:

a. uKarma will pay to Writer a royalty (“Writer’s Royalty”) based on sales of the Book (including sales in both physical and digital media, such as downloads, and so-called “audio books,” it being understood that sales in all media will be included in sales levels described below, and further understood that dissemination of the Book, in whole or in excerpts, for no charge, for promotional purposes, will neither count as sales that generate royalties hereunder nor be included in such sales levels), in accordance with this paragraph 2a.

i. For purposes hereof, the “Publisher’s Price” will be the price paid to the Book’s publisher (the “Publisher”), whether sales are made directly to retailers or to wholesalers or other intermediate parties (that is, the Publisher’s Price may be the equivalent of a wholesale or a retail price), after subtracting therefrom taxes, returns, collection costs, chargebacks or other similar fees or returns (and the Publisher may take a reasonable reserve against such fees or returns [not to exceed twenty-five percent (25%) of sales], which will be liquidated within three accounting periods).

ii. The Writer’s Royalty will be Five Percent (5%) of the Publisher’s Price where uKarma acts as the Publisher. If uKarma engages a third party publisher, the Writer’s Royalty will be negotiated in good faith based on the royalty uKarma receives in order to maintain a fair distribution of the royalty to all involved parties.

iii. Wherever uKarma is paid for Book sales on a basis other than a per-unit royalty (such as a flat license fee), uKarma will pay to Writer an amount equal to Five Percent (5%) of uKarma’s net receipts (i.e., gross receipts minus taxes and collection costs).

iv. As used in this Agreement, “collection costs” are any costs incurred in connection with the collection of monies from buyers, including but not limited to audit costs, fees paid to any collection agency or other third party to collect such sums, and the costs of legal action where necessary.

b. uKarma will account to Writer for the Writer’s Royalty on a quarterly basis, within sixty (60) days after the end of each calendar quarter. No accounting need be rendered for any period for which no sales have been made. Any statement to which Writer has not objected (with specific written basis for such objection) within two (2) years after it has been rendered will be deemed binding upon Writer.

3. Credit: Writer understands and agrees that uKarma will have the right, but not the obligation, to accord Writer credit as author or co-author of the Book. In this regard, Writer may be credited, in uKarma’s sole discretion, as sole author, or as co-author. Writer hereby waives, irrevocably and forever, the right to claim authorship of the Book (except to the extent uKarma elects to credit him as such), and will not make any statements to any persons, including but not limited to any press or media, claiming to have authored the Book to any greater degree than the credit uKarma elects to accord Writer.

In this regard, if uKarma elects to accord credit to Writer together with one or more other persons, uKarma may use such descriptive or connecting words as uKarma, in its sole discretion, decides. All aspects of such credit, including the descriptive or connective words used, the order of names listed, and the size of each credit, will be entirely within uKarma’s discretion, and uKarma may elect not to accord credit to Writer at all.

Writer understands that any public statements made by Writer that are inconsistent in any way with uKarma’s decision about whom to credit and whom not to credit with authorship, may be detrimental to the Book’s public perception and therefore to its commercial success. Writer will refrain from any such statements, or any statements derogatory toward the Book in any way. Non-derogatory, incidental mention of Writer’s engagement hereunder is permitted, AFTER uKarma has determined authorship credit, and only if Writer is accorded credit; Writer will obtain uKarma’s prior written consent before making any such mention, which consent will not be unreasonably withheld.

4. Personal Appearances: Whenever uKarma and Writer mutually agree that it is convenient and desirable for Writer to make a public appearance to promote the Book (and only in the event of such mutual agreement), Writer will use his best efforts to participate in such public appearances, provided that each request for such appearance will be reasonable, the number of such requests will be reasonable and customary for promotion of a book of the nature of the Book, and Writer’s obligation will always be subject to Writer’s availability to appear.

5. Rights/Ownership: The results and proceeds of Writer’s services hereunder, including but not limited to the Book and all drafts, ideas, pictures, drawings, graphics, titles and outlines (collectively the “Work”), will be a work made for hire for uKarma under the copyright laws of the United States and any other jurisdiction where the concept of a work made for hire is recognized. As such, uKarma is and will be the sole owner of all rights in and to the Work (including copyrights therein), from inception, perpetually, throughout the universe. To the extent that, in any jurisdiction or territory throughout the world, the Work or any portion of it is not recognized as a work made for hire for uKarma, Writer will and hereby does assign all rights (including all copyrights) in and to the Work to uKarma, forever, irrevocably, throughout the universe. Writer hereby waives, irrevocably and forever, any so-called “moral rights,” “neighboring rights” and any other rights to which Writer might otherwise be entitled, which would limit or impair uKarma’s full ownership and enjoyment of its rights in and to the Work. Without limiting the foregoing, uKarma will have the right to register the Book and all elements thereof for copyright in its sole name, and the right to edit, alter, sell, license, distribute and otherwise exploit the Book and/or any portions thereof in all media or formats now known or hereafter devised, in perpetuity, throughout the universe.

6. Related Rights: uKarma will also have the right, but not the obligation, to use Writer’s name, approved photo or likeness, and approved biographical information, in connection with the packaging, advertising, promotion or publicity of the Book. Writer will, upon request, submit to uKarma photos and/or biographical information for such use. Any use of Writer’s name or likeness in connection with another commercially exploited product related to the Book (e.g., DVD’s and merchandise) will require negotiation by the parties in good faith of appropriate compensation for such use (taking into account the nature of the product, the circumstances, and industry custom and practice).

7. Miscellaneous:

a. Writer will, upon request, sign and deliver to uKarma any further documents that are reasonably required to confirm uKarma’s rights hereunder (such as a short-form copyright assignment for filing with the U.S. Copyright Office).

b. In the event of any breach or alleged breach by uKarma of any of its obligations hereunder, Writer’s remedies will be limited to an action at law for damages, and in no event will Writer have the right to seek to enjoin the publication, promotion, advertising or exploitation of the Book.

c. Writer’s services are of a unique and extraordinary nature, and uKarma will have the right to seek equitable remedies, including injunctive relief, to prevent Writer’s breach of any provision of this Agreement.

d. Nothing herein will constitute the parties as partners, nor will anything in this Agreement convey to Writer any rights whatsoever in the Book or any trademarks or other elements contained therein or associated therewith. Without limiting the foregoing, the trademark “Xflowsion” remains the sole property of uKarma.

e. This Agreement contains the entire agreement between the parties, and supersedes any prior discussions or agreements, whether written or oral. This Agreement may not be amended except by a written document signed by the party charged with such amendment. This Agreement may be signed in counterparts, and a signature by facsimile will be binding upon the signing party.

f. This Agreement will be subject to the laws of the State of California, without regard to conflict-of-laws rules in said State. In the event of any dispute arising hereunder or relating to the subject matter of this Agreement, the parties agree to submit such dispute to binding arbitration in Los Angeles, under the rules and jurisdiction of JAMS.

g. Each party to this Agreement has either consulted with an attorney of its or her choosing, or had the opportunity but declined to do so. In the event that Writer declines to consult with a lawyer, Writer understands and agrees that neither Writer’s lack of legal representation, nor the fact that this Agreement was prepared by counsel for uKarma, will be grounds for challenging the interpretation or the validity of this Agreement or any part of it.

uKarma Corp.

By
Bill Glaser